UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026

ASHLAND INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	333-211719	81-2587835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8145 Blazer Drive
Wilmington, Delaware		19808
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 302 995-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ASH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On September 24, 2026, Ashland Inc. (the “Company”), Ashland International Receivables Designated Activity Company, a wholly owned subsidiary of the Company and a bankruptcy-remote Irish designated activity company, as seller (the “Seller”), certain of the Company’s wholly owned international subsidiaries, as originators (the “Originators”), Bank of America, N.A., as administrative agent and structuring agent (in such capacities, the “Administrative Agent”), Bank of America Europe DAC, as a committed purchaser, and the other parties thereto, entered into a Deed of Amendment and Restatement (the “Amendment”) relating to the Company’s existing European accounts receivable securitization program (the “EU A/R Facility”). Pursuant to the Amendment, the parties amended and restated the Receivables Purchase Agreement, originally dated October 19, 2023 (the “RPA”), and the Master Framework Agreement, originally dated October 19, 2023 (“MFA”). The Amendment and the amended and restated RPA and MFA are collectively referred to herein as the “Amended Facility Documents.”

The Amendment extends the scheduled termination date of the EU A/R Facility to September 21, 2029. The EU A/R Facility continues to provide for the sale of eligible trade receivables under a revolving receivables securitization program having an aggregate facility limit of €125 million. In connection with the Amendment, Bank of America, N.A. assigned, transferred and delegated all of its rights, interests and obligations as Committed Purchaser to Bank of America Europe DAC. Bank of America, N.A. continues to serve as administrative agent and structuring agent under the EU A/R Facility.

The Amended Facility Documents also include certain additional updates to the RPA and MFA that are consistent with current market standards.

The foregoing description of the Amendment and the EU A/R Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the RPA and MFA, which were filed as Exhibits 10.1 and 10.2, respectively, to Ashland’s Current Report on Form 8-K on October 24, 2023, all of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1

Deed of Amendment and Restatement, dated September 24, 2026, by and among Ashland International Receivables Designated Activity Company, Ashland Inc., the Originators and other Ashland entities party thereto, Bank of America, N.A., Bank of America Europe DAC, ING Belgium SA/NV and Mont Blanc Capital Corp., including the Amended and Restated Master Framework Agreement and Amended and Restated Receivables Purchase Agreement attached thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.

Date:	September 25, 2026	By:	/s/ William C. Whitaker
William C. Whitaker Senior Vice President and Chief Financial Officer